     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION DECEMBER 29, 1995
                                                       REGISTRATION NO. 33-32385

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                  SPIEGEL, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                           36-2593917
          (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER)
          OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

              3500 LACEY ROAD, DOWNERS GROVE, ILLINOIS  60515-5432
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                             ----------------------

                                JAMES W. SIEVERS
                 SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                  SPIEGEL, INC.
                                 3500 LACEY ROAD
                       DOWNERS GROVE, ILLINOIS  60515-5432
                                 (708) 986-8800
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:
                                   JAY A. LIPE
                             ROOKS, PITTS AND POUST
                        10 SOUTH WACKER DRIVE, SUITE 2300
                            CHICAGO, ILLINOIS  60606
                                 (312) 876-1700

                             ----------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 29th day of December, 1995.


                                        SPIEGEL, INC.


                                   By:  /s/John J. Shea
                                        ---------------------------------------
                                        John J. Shea, Vice Chairman, President
                                        and Chief Executive Office and Principal
                                        Operating Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 1995.

     Signature                                    Title
     ---------                                    -----


/s/John J. Shea                              Vice Chairman, President, Chief
-----------------------------------          Executive Officer and Director
John J. Shea                                 (Principal Operating Executive
                                             Officer)


/s/James W. Sievers                          Senior Vice President, Chief
-----------------------------------          Financial Officer and Director
James W. Sievers                             (Principal Financial and
                                             Accounting Officer)


-----------------------------------          Director
*Kenneth A. Bochenski

-----------------------------------          Director
*Dr. Michael Otto


-----------------------------------          Director
Hans-Christoph Fischer


-----------------------------------          Director
*Thomas Bohlmann


-----------------------------------          Director
Horst R. Hansen


-----------------------------------          Director
Karl-August Hopmann


-----------------------------------          Director
*Dr. Peter Mueller


-----------------------------------          Director
Dr. Peer Witten


-----------------------------------          Director
*David C. Moon

-----------------------------------          Director
Hans Jorg Hammer


-----------------------------------          Director
*Dr. Michael Crusemann



*By: /s/John J. Shea
     -----------------------------------
     Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                        Page No.
                                                                        --------
*4(a)          Restated Certificate of Incorporation of the
               Company (filed by incorporation by reference to
               Exhibit 4.1 to the Company's Registration
               Statement on Form S-3, Registration No. 33-50739,
               filed October 25, 1993).                                      N/A

*4(b)          By-Laws of the Company (filed by incorporation by
               reference to Exhibit 4.2 of the Company's
               Registration Statement on Form S-3, No. 33-50739,
               filed October 25, 1993).                                      N/A

*4(c)          Specimen Stock Certificate (filed by incorporation
               by reference to the Company's Annual Report on
               Form 10-K for the year Ended December 31, 1988).              N/A

*5             Opinion of Rooks, Pitts and Poust regarding the
               legality of the Class A Non-Voting Common Stock being
               registered (filed by incorporation by reference to
               Exhibit 5 of Registration Statement on Form S-8 No. 33-
               32385, filed December 24, 1989).                              N/A

15             Not applicable.                                               N/A

*24(a)         Consent of Rooks, Pitts and Poust (contained in
               Exhibit 5).                                                   N/A

*24(b)         Consent of KPMG Peat, Marwick (filed by
               incorporation by reference to Exhibit 24(b) of
               Registration Statement on Form S-8 No. 33-32385,
               filed December 24, 1989).                                     N/A

25             Powers of Attorney                                              5

28(a)          Spiegel, Inc. Semi-Monthly Salaried Employees
               Incentive Stock Option Plan, as Amended and
               Restated as of December 1, 1995.                               14

*28(b)         Form of Stock Option Agreement, as Amended as of
               December 29, 1993 (filed by incorporation by
               reference to Exhibit 28(b) of Registration
               Statement on Form S-8 No. 33-51755, filed December
               29, 1993).                                                    N/A

29             Not applicable.                                               N/A

_______________
*Incorporated by reference.